Exhibit T3F

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                             CROSS-REFERENCE TABLE

     TIA                                                              Indenture
   Section                                                             Section

310 (a) (1)               ...........................................   7.10
      (a) (2)             ...........................................   7.10
      (a) (3)             ...........................................   7.12
      (a) (4)             ...........................................   N.A.
      (b)                 ...........................................   7.10
      (c)                 ...........................................   N.A.
311 (a)                   ...........................................   7.11
      (b)                 ...........................................   7.11
      (c)                 ...........................................   N.A
312 (a)                   ...........................................   2.05
      (b) (1)             ...........................................   15.03
      (c) (2)             ...........................................   15.03
313 (a)                   ...........................................   7.06
      (b) (1)             ...........................................   7.06
      (b) (2)             ...........................................   7.06
      (c)                 ...........................................   7.06; 15.02
      (d)                 ...........................................   7.06
314 (a)                   ...........................................   4.02; 15.02
      (b)                 ...........................................   N.A.
      (c) (1)             ...........................................   15.04
      (c) (2)             ...........................................   15.04
      (c) (3)             ...........................................   N.A.
      (d)                 ...........................................   12.09(ii)
      (e)                 ...........................................   15.05
      (f)                 ...........................................   N.A.
315 (a)                   ...........................................   7.01
      (b)                 ...........................................   7.05; 15.02
      (c)                 ...........................................   7.01
      (d)                 ...........................................   7.01
      (e)                 ...........................................   6.11
316 (a) (last sentence)   ...........................................   2.08
      (a) (1) (A)         ...........................................   6.05
      (a) (1) (B)         ...........................................   6.04
      (a) (2)             ...........................................   N.A.
      (b)                 ...........................................   6.07
      (c)                 ...........................................   2.15
317 (a) (1)               ...........................................   6.08
      (a) (2)             ...........................................   6.09
      (b)                 ...........................................   2.04
318 (a)                   ...........................................   15.01

                           N.A. means Not Applicable

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Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of the New Exchangeable Indenture.

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